As filed with the Securities and Exchange Commission on February 4, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

InMode Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

InMode Ltd. 2018 Incentive Plan
(Full titles of the plans)
Invasix Inc.
20996 Bake Parkway, Suite 106
Lake Forest, California
+1 (949) 387-5711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anna T. Pinedo Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500	Moshe Mizrahy InMode Ltd. Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel Tel: +972-4-9097470

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, InMode Ltd., an Israeli corporation (he “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 800,000 additional Ordinary Shares, par value NIS 0.01, (“Ordinary Shares”) under the Registrant’s 2018 Incentive Plan (the “2018 Plan”) pursuant to the automatic annual increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on September 20, 2019 (File No. 333-233873). In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

•	The Registrant’s annual report on Form 20-F (including exhibits thereto) filed with the SEC on February 4, 2025; and
•
The description of the Registrant’s Ordinary Shares contained under the heading “Description of Share Capital” in the prospectus filed with the SEC on August 8, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form F-1 (File No. 333-232615), as originally filed with the SEC on July 11, 2019.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Association (previously filed with the SEC as Exhibit 3.1 on Form 6-K on August 12, 2019 and incorporated by reference herein)
4.2	InMode Ltd. 2018 Incentive Plan (as previously filed with the SEC as Exhibit 10.3 of the Form F-1 Registration Statement on July 11, 2019 and incorporated by reference herein)
5.1	Opinion of Primes, Shiloh, Givon, Meir Law Firm
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, independent registered public accounting firm.
23.2	Consent of Primes, Shiloh, Givon, Meir Law Firm (included in Exhibit 5.1)
24.1	Powers of Attorney (previously filed with the SEC as Exhibit 24.1 on Form S-8 on February 18, 2020 and incorporated by reference herein)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, InMode Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Yokneam, Israel on February 4, 2025.

INMODE LTD.

By:	/s/ Moshe Mizrahy
Name:	Moshe Mizrahy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this  Registration Statement has been signed below by the following persons in the capacities indicated on February 4, 2025.

Signature	Title

/s/ Moshe Mizrahy	Chief Executive Officer and Director (Principal Executive Officer)
Moshe Mizrahy

/s/Michael Kreindel	Chief Technology Officer and Director
Dr. Michael Kreindel

/s/ Michael Anghel	Chairman of the Board of Directors
Dr. Michael Anghel

/s/ Hadar Ron	Director
Dr. Hadar Ron, M.D.

/s/ Nadav Kenneth	Director
Nadav Kenneth

*Moshe Mizrahy, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to this Registration Statement.

By:	/s/ Moshe Mizrahy
Moshe Mizrahy
Attorney-In-Fact

Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of InMode Ltd., has signed this Registration Statement in the city of Irvine, the State of California, on February 4, 2025.

INVASIX INC.

By:	/s/ Yair Malca
Name:	Yair Malca
Title:	Chief Finance Officer